Exhibit 99.1

Press Contact:

Diane Hockenberry

Iridium Communications Inc.

+1 (703) 287-7421

Diane.hockenberry@iridium.com

Iridium Revolutionizes Delivery of Space-based Services with First Turnkey Hosted Payload Program, Iridium PRIMESM

Leverages Iridium NEXT, world’s largest commercial satellite constellation, to transform space access while reducing costs by 50% or more

MCLEAN, Va. – September 9, 2013 – Iridium Communications Inc. (Nasdaq: IRDM) announces the first turnkey hosted payload solution, Iridium PRIMESM, to host third-party payloads on stand-alone satellites leveraging the global connectivity afforded by the Iridium NEXT satellite network. The Iridium PRIME program revolutionizes the hosted payload business model with an integrated service which reduces the complexity, delays and costs typically associated with building, launching and operating a satellite mission. (A full presentation with more detail on Iridium PRIME is located at www.iridium.com/iridiumPRIME.)

With a growing demand for additional hosted payload opportunities, a proven track record as a leader in the industry and the opportunity to leverage the investment and learning costs from Iridium NEXT, Iridium is uniquely positioned to offer commercial and government payload customers a turnkey solution for all elements of a successful hosted payload mission including launch, ground infrastructure, two-way payload control, high-speed inter-satellite links and global coverage. Iridium PRIME offsets the traditional challenges of hosted payload missions which include inflexible launch schedules, ‘one-off’ mission control systems and ground connectivity challenges by providing customers access to a proven end-to-end satellite constellation with complete flexibility on the number of payloads they deploy, number of planes they occupy, and independent mission control with a cost savings of 50 percent or more compared to current stand-alone solutions.

While the Iridium NEXT hosted payload space is now fully allocated to two entities, Aireon LLC for its space-based aircraft surveillance application and Harris Corporation for additional auxiliary payloads, Iridium PRIME offers customers a new approach. Customers can use a whole satellite’s payload capacity, or just share that capacity with other applications and customers that Iridium brings together. Potential missions include earth observation, terrethomstrial and space-based weather monitoring, communications support including advanced broadband services, Automatic Identification System (AIS) tracking and other government missions. Iridium PRIME provides flexible scheduling to launch whenever payloads are ready, starting as early as fourth quarter 2017, allowing customers longer lead times for budgeting their hosted payload missions.

“We’re very proud to announce Iridium PRIME with the support of our partner Thales Alenia Space as this program represents a ground-breaking opportunity in commercial satellite services,” stated Matt Desch, CEO, Iridium Communications Inc. “We led the commercialization of the hosted payload concept and initiated the founding of the Hosted Payload Alliance, and have since explored more than 30 potential payload concepts. With Iridium PRIME, we are using our expertise to leverage our $3 billion investment in the Iridium NEXT constellation to create new business opportunities at a fraction of the cost and complexity of traditional stand-alone missions, opening space-based solutions to an array of new customers. As a result, we anticipate significant hosting and data services revenue for Iridium over the next 15 to 20 years.”

Iridium will orchestrate payload arrangements from launch to operations providing in effect a payload “concierge service” to best-in-class payload technology providers and their customers to create a wide array of commercial and governmental missions. Iridium will build, launch and fly up to 66 additional Iridium PRIME hosted payload satellites utilizing the Iridium constellation infrastructure and operations. Iridium PRIME satellites can utilize Iridium’s inter-satellite links and global ground systems to provide two-way control and data delivery from diverse hosted payloads. The Iridium PRIME bus will be derived from the Iridium NEXT satellite design, removing L-Band communications equipment unnecessary for this use, and dramatically expanding the volume, weight, power and data capacity of the satellite vehicle to support a wider variety of payloads for potential customers.

Iridium is also announcing today the appointment of Col. David A. Anhalt (USAF Ret.) as vice president and general manager of Iridium PRIME. Mr. Anhalt is a recognized leader in the hosted payload industry. Prior to his position at Iridium, he was the initial vice chairman of the Hosted Payload Alliance and is its current secretary. Following a distinguished career in the US Air Force, he held several senior management roles at Orbital Sciences and Space Systems/Loral including the conception and architecture of the Commercial Hosted Infrared Payload (CHIRP). He will be involved in business development for Iridium PRIME focusing on customer acquisition and technology partnerships.

Thales Alenia Space (www.thalesaleniaspace.com) is leading the design and construction of the satellites for the Iridium NEXT constellation and will partner with Iridium to provide and produce a new satellite bus for Iridium PRIME, maintaining the inter-satellite crosslink functionality and the ability to fly within the NEXT constellation. Additionally the companies will work together to develop a Hosted Payload Controller for the Iridium PRIME bus to ensure independence and diversity of missions on PRIME satellites. Customers with compatible missions will be able to share the platform-minimizing costs and leverage the company’s investment in Iridium NEXT.

“Thales Alenia Space is proud to support the design and development of the largest commercial satellite constellation as the primary contractor for Iridium NEXT,” stated Jean-Loïc Galle, CEO, Thales Alenia Space. “On schedule and on budget, our track record of performance with Iridium proves our combined ability to leverage our existing work with Iridium NEXT to serve as the platform for launching additional Iridium PRIME satellites. We anticipate getting a lot of positive feedback from customers exploring the opportunity to use the network’s advanced capabilities at much lower costs than other solutions.”

Harris Corporation (www.harris.com) is the payload manufacturer for AireonSM, a joint venture service between Iridium Communications Inc. and NAV CANADA. Aireon takes advantage of the Iridium NEXT hosted payload space to develop the world’s first space-based global aviation monitoring system. Enabled by Harris’ 81 space-qualified ADS-B receivers, the largest hosted payload deal ever, Aireon will provide the first global monitoring of aircraft which will provide more efficient, more environmentally friendly, and safer air travel. Aireon is estimated to enable billions of dollars in fuel savings to airlines and represents a potential $500 million business opportunity to Iridium through a completely new approach to air traffic management. In addition, Harris continues work with other customers to leverage the remaining hosted payload space on Iridium NEXT.

“Through our strategic relationship, Harris and Iridium are revolutionizing the space industry with flexible and cost-effective solutions,” said Bill Gattle, Harris Corp. vice president and general manager, National Programs, Harris Government Communications Systems. “Customers have expressed a strong desire for resilient and affordable mission solutions. We view Iridium PRIME as transformational for our government and commercial customers and are excited to join Iridium in this market-changing offering.”

For more information on Iridium PRIME, go to www.iridium.com/iridiumPRIME.

On Monday, September 9, Iridium, along with executives from Thales Alenia Space and Harris Corporation, will host a teleconference to introduce Iridium PRIME. The teleconference will be held from 6:00 – 7:00 p.m. CET, and may be accessed online here. Participants may also join by calling the U.S. toll free line at (+1) 866-907-5923, via France at +33 (0)170770937, or via the UK at +44 2033679455.

About Iridium Communications Inc.

Iridium® is the only mobile voice and data satellite communications network that spans the entire globe. Iridium enables connections between people, organizations and assets to and from anywhere, in real time. Together with its ever-expanding ecosystem of partner companies, Iridium delivers an innovative and rich portfolio of reliable solutions for markets that require truly global communications. The company has a major development program underway for its next-generation network — Iridium NEXT. Iridium Communications Inc. is headquartered in

McLean, Va., U.S.A., and its common stock trades on the NASDAQ Global Select Market under the ticker symbol IRDM. For more information about Iridium products, services and partner solutions, visit www.iridium.com.

Forward-Looking Statements

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The Company has based these statements on its current expectations and the information currently available to us. Forward-looking statements in this presentation include statements regarding the development of and transition to the Iridium NEXT constellation; features of the Iridium NEXT system; expected Iridium NEXT project costs and deployment schedule; the capabilities and benefits of the Aireon system; the expected potential value of Aireon and auxiliary hosted payloads to Iridium; the development of Iridium PRIME satellites; and demand for hosted payloads. Forward-looking statements can be identified by the words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Iridium to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding overall Iridium NEXT development and costs, potential delays in the Iridium NEXT deployment, levels of demand for mobile satellite services (MSS), the development of and market for the Aireon hosted payload and auxiliary payloads, the development of and market for the Iridium PRIME hosted payloads, demand for hosted payloads generally and the company’s ability to maintain the health, capacity and content of its satellite constellation, as well as general industry and economic conditions, and competitive, legal, governmental and technological factors. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission (“the SEC”) on March 5, 2013, and the Company’s Form 10-Q for the quarter ended June 30, 2013, filed with the SEC on August 1, 2013, as well as other filings Iridium makes with the SEC from time to time. There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Iridium’s forward-looking statements speak only as of the date of this press release, and Iridium undertakes no obligation to update forward-looking statements.

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